Exhibit 99.1

PALLADYNE AI CORP Provides Mid-Year Business and Financial Update

Key Milestones for Commercialization of Artificial Intelligence Software Platform for Industrial Robots and Cobots Achieved on Schedule with Substantially Improved Financial Results

SALT LAKE CITY– August 7, 2024 – Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI”), a developer of artificial intelligence software for robotic platforms in the commercial and defense sectors, today announced recent key business and financial achievements.

Highlights

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Minimal viable product (MVP) version of Palladyne IQ released for customer evaluation and trials -- expect commercial launch of Palladyne IQ during the second half of 2024.
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Successful completion of first on-site trial of Palladyne IQ at a customer location.
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Revenues increased by 112% in the second quarter 2024 as compared to the second quarter of 2023 and increased 72% in the first half of 2024 as compared to the first half of 2023.
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73% decrease in operating expenses, including restructuring charges, and 81% decrease in net loss in the second quarter 2024 as compared to the second quarter 2023.
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66% decrease in operating expenses, including restructuring charges and 75% decrease in net loss in the first half 2024 as compared to the first half 2023.
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Key executives and business leaders with prior experience at ABB, Delta Airlines, iRobot and Softbank have joined the company to drive commercialization and customer acquisition.

“Palladyne AI makes robots smarter to do jobs that have historically been too complex to automate. While it is early days, we are seeing strong interest from companies globally that are looking to accelerate operations while driving efficiency by expanding the jobs done by robots,” said Ben Wolff, President and Chief Executive Officer of Palladyne AI Corp.

Our AI/ML Software Platform enhances the utility and functionality of third-party stationary and mobile robotic systems by enabling these systems to quickly observe, learn, reason and act in structured, unstructured and dynamic environments. Our software platform is designed with artificial intelligence (AI) and machine learning (ML) technologies that enable robotic systems to perceive their environment and quickly adapt to changing circumstances by generalizing (i.e., learning) from their past experience using dynamic real-time operations “on the edge” (i.e., on the robotic system) without extensive programming and with minimal robot training. We are developing two products based on our AI/ML Software Platform: Palladyne IQ for use with both stationary industrial robots and cobots, and Palladyne Pilot for use with mobile robotic platforms such as drones and unmanned ground vehicles. During the second quarter 2024, we released our MVP version (i.e., a version of the product that is capable of performing the minimal functions necessary but that does not have all the features of and has not been fully tested, debugged or refined into our planned product for general commercial release) of Palladyne IQ and have had our first trial of Palladyne IQ at a customer location.

We believe our software’s closed-loop autonomy approach is the key to expedite robot training, expand the tasks that a robot can perform, reduce costly workflow stoppages, mitigate downtimes and reduce human labor requirements. We anticipate that this “human-like” ability to learn and adapt will be a key differentiator in helping our customers achieve and maintain optimal productivity in dynamic or unstructured environments, where new situations and unexpected challenges are more likely to cause delays and costly downtime.

“We have designed our AI/ML Software Platform to be hardware agnostic in order to be compatible with most industrial robots being sold today,” continued Mr. Wolff. “We have so far met our key product development milestones on time in 2024, and expect to release the commercial version of Palladyne IQ in the second half of this year. We intend to continue product testing, enhance product features and functionality and work with prospective customers throughout the remainder of this year with a goal of generating revenues from Palladyne IQ product sales beginning in the first half of 2025.”

Financial Performance

We are pleased to announce that our efforts to reduce expenses, including our decision to focus on our AI/ML Software Platform and suspend our hardware product development efforts and the two reductions in force announced in 2023, have resulted in a 73% decrease in operating expenses, including restructuring charges, and 81% decrease in net loss in the second quarter 2024 as compared to the second quarter 2023, and a 66% decrease in operating expenses, including restructuring charges, and 75% decrease in net loss in the first half 2024 as compared to the first half 2023. As a result, we have been able to dramatically reduce our use of cash, ending the second quarter of 2024 with a cash (including cash equivalents and marketable securities) balance of $25.8 million.

Revenues increased by 112% in the second quarter of 2024 as compared to the second quarter of 2023 and increased by 72% in the first half of 2024 as compared to the first half of 2023. The increase in the second quarter of 2024 as compared to the second quarter of 2023 was due to accelerated progress on and completion of certain milestones in our product development contracts. The increase in the first half of 2024 was primarily due to legacy product sales in the first quarter of 2024.

About Palladyne AI Corp.

Palladyne AI Corp. (NASDAQ: PDYN) has developed an advanced artificial intelligence (AI) and machine learning (ML) software platform poised to revolutionize the capabilities of robots, enabling them to observe, learn, reason, and act in a manner akin to human intelligence. Our AI/ML Software Platform empowers robots to perceive variations or changes in the real-world environment, enabling them to autonomously maneuver and manipulate objects accurately in response.

The Palladyne AI/ML Software Platform operates on the edge and dramatically reduces the significant effort required to program and deploy robots enabling industrial robots and collaborative robots (cobots) to quickly achieve autonomous capabilities even in dynamic and or complex environments. Designed to enable robotic systems to perceive their environment and quickly adapt to changing circumstances by generalizing (i.e., learning) from their past experience using dynamic real-time operations “on the edge” (i.e., on the robotic system) without extensive programming and with minimal robot training. Palladyne AI believes its software has wide application, including in industries such as automotive, aviation, construction, defense, general manufacturing, infrastructure inspection, logistics and warehousing. Its applicability extends beyond traditional robotics to include Unmanned Aerial Vehicles (UAVs), Unmanned Ground Vehicles (UGVs), and Remotely Operated Vehicles (ROVs). Palladyne AI’s approach is expected to elevate the return on investment associated with a diverse range of machines that are fixed, fly, float or roll.

By enabling autonomy, reducing programming complexity and enhancing efficiency, we are paving the way for a future where machines can excel in tasks that were once considered beyond their reach.

For more information, please visit www.palladyneai.com and connect with us on LinkedIn at www.linkedin.com/company/palladyneaicorp.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of commercial product release and product revenues, capabilities or future capabilities of the Company’s software platform and products, the benefits of the software platform and products and the industries that could benefit from them, the impact of the software platform and products on robotics, future product development efforts and engagement with potential customers and the applicability of the software platform to different kinds of machines (such as UAVs, UGVs and ROVs and different available industrial robots). Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Investor Contact:

IR@palladyneai.com

Press Contact:

PR@palladyneai.com